Exhibit 10.20.2

SECOND FORBEARANCE, CONSENT AND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This SECOND FORBEARANCE, CONSENT AND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of July, 2005, by and among Silicon Valley Bank (“Bank” or “Silicon”) and each of the following named corporations: ACT Teleconferencing, Inc., ACT Teleconferencing Services, Inc., ACT Videoconferencing, Inc., ACT Proximity, Inc., and ACT Research, Inc. (collectively and jointly and severally, the “Borrowers” and separately, a “Borrower”), with ACT Teleconferencing, Inc., whose chief executive office is ‘ located at 1526 Cole Boulevard, Suite 300, Golden, CO 80401, acting as the Borrowers’ agent.

RECITALS

A. Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of November 12, 2004 (as the same has been amended by the First Forbearance Agreement referred to below and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

B. Bank and Borrowers entered into that certain Forbearance and Amendment to Loan and Security Agreement dated as of May 31, 2005 (the “First Forbearance Agreement”), pursuant to which Bank agreed to forbear from exercising its rights and remedies against Borrowers, relating to certain events of default that had occurred under the Loan Agreement, through and including 06/30/05 on the terms and conditions set forth therein, and Bank agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth therein.

C. Borrowers have notified Bank that Borrowers have accepted a term sheet dated 06/08/05 with Dolphin Direct Equity Partners, LP, a Delaware limited partnership (“Dolphin”), providing for the sales of up to $16,000,000 of preferred stock of ACT Teleconferencing, Inc. (which will result in a change of control of Borrowers in excess of 20%) in two tranches, with the first in the amount of $8,000,000 to be completed upon approval of the shareholders of ACT Teleconferencing, Inc. and the second in the remaining amount to be completed through a public rights offering to existing shareholders of ACT Teleconferencing, Inc., with Dolphin funding any shortfall. Pending shareholder approval of the first tranche, Dolphin is prepared to lend Borrowers up to $1,500,000 (the ‘Bridge Loan”) secured by a junior lien on Borrowers’ assets and subordinated to Bank (collectively, the “Transaction”). In connection with the Transaction, Borrowers plan to use of the proceeds of the first tranche to repay the Bridge Loan and a minimum of $5,000,000 to repay a portion of the existing Subordinated Debt and the proceeds of the second tranche to repay the remaining existing Subordinated Debt. Borrowers have requested that Bank consent to the Transaction and the payments or prepayments of Subordinated Debt and the borrowing of the Bridge Loan on a secured, subordinated basis before the closing of the first tranche.

D. Borrowers again acknowledge that events of default occurred under the Loan Agreement (collectively, the “Existing Defaults”) and that Borrowers continue to be in default of the Loan Agreement as a result of Borrowers’ previous failure to comply with Section 5.3 (Schedule Section 6, subsections 5, 6 and 8) and Section 5.1 (Schedule Section 5) of the Loan Agreement.

E. Borrowers have requested that Bank (1) continue to forbear from exercising its rights and remedies against Borrowers through and including 08/31/05 to allow Borrowers time to complete the Transaction or otherwise raise additional equity, refinance existing subordinated debt, continue restructuring, and implement their strategic plan. Although Bank is under no obligation to do so. Bank is willing to continue to forbear from exercising its rights and remedies against Borrowers through and including 06/31/05 on the terms and conditions set forth in this Amendment, so long as Borrowers comply with the terms, covenants and conditions set forth in this Amendment in a timely manner.

F. In consideration of such continued forbearance, Borrowers have agreed to amend the Loan Agreement as sat forth in this Amendment. Bank has agreed to so amend certain provision of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Consent. This Amendment will serve as Bank’s consent to the Transaction and the payments or prepayments of Subordinated Debt and the borrowing of the Bridge Loan on a secured, subordinated basis before the closing of the first tranche in the Transaction solely for purposes of those Sections of the Loan Agreement which would otherwise conflict with or be violated by the actions contemplated by the Transaction. Bank’s consent shall not limit or impair Bank’s right to demand strict performance of (1) such covenants as set forth in the Loan Agreement after completion of the Transaction; and (2) all other covenants and provisions set forth in the Loan Agreement at all times. Bank’s consent shall be conditioned upon the Bridge Loan being subordinated to Bank on terms satisfactory to Bank in its sole discretion, and the other holders of existing Subordinated Debt also forbearing from acting upon any defaults by Borrowers on such Subordinated Debt and subordinating their collateral to Dolphin in connection with the Bridge Loan.

3. Continued Forbearance.

3.1 Second Forbearance Period. So long as no Event of Default, other than the Existing Defaults, occurs, subject to the terms and conditions set forth herein, Bank shall continue to forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrowers through and including 08/31/05 (the “Second Forbearance Period”). Except as expressly provided herein, this Amendment does not constitute a waiver or release by Bank of any Existing Defaults or of any Obligations or of any Event of Default which may arise in the future after the date of execution of this Amendment. If Borrowers do not comply with the terms of this Amendment, Bank shall have no further obligations under this Amendment and shall be permitted to exercise at such time any rights and remedies against Borrowers as it deems appropriate in its sole and absolute discretion. Borrowers understand that Bank has made no commitment and is under no obligation whatsoever to grant any waiver or additional extensions of time at the end of the Second Forbearance Period.

3.2 Forbearance Terms. Repayment and performance of all obligations of Borrowers to Bank under the Loan Agreement and this Amendment shall be and shall continue to be secured by the Collateral. The terms of the First Forbearance Agreement shall continue to apply except as set forth herein.

4. Amendment to Loan Agreement. The Schedule to the Loan Agreement is amended as follows:

4.1 Section 5 entitled “FINANCIAL COVENANTS (Section 5.1)” shall be further amended entirely to read as follows:

Borrower shall comply with each of the following covenants. Compliance shall be determined as of the and of each month, except as otherwise specifically provided below:

Minimum Cash Income:

Borrower shall maintain a minimum Cash Income of not less than (a) $100,000 for the combined months of April, May and June ending 06/30/05, (b) $250,000 for the combined months of April, May, June and July ending 07/31/05, and $400,000 for each of the following periods of combined months: the five (5) months of April through August ending 08/31/05, the six (6) months of April through September ending 09/30/05, and the seven (7) months of April through October ending 10/31/05.

Definitions. For purposes of the foregoing financial covenants, the following terms shall have the following meanings:

“Cash Income” is Borrower’s consolidated net income (or loss) plus depreciation, plus amortization of intangible assets plus other non-cash charges made to Borrower’s income minus all principal debt service (excluding principal payments on debt due Dolphin Direct Equity Partners, LP and principal payments made with Bank’s consent on Subordinated Debt) and minus un-financed capital expenditures, determined in accordance with GAAP.

5. Limitation of Amendments.

5.1 The amendment set forth in Section 4, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6 . Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

6.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3 The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on November 12, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) the certificate of incorporation or bylaws of Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) any contractual restriction with a Person binding on Borrower;

6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment shall constitute a satisfaction of any of the Obligations. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Release by Borrowers.

8.1 FOR GOOD AND VALUABLE CONSIDERATION, each Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

8.2 By entering into this release, each Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower to hereby fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if

Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

8.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

8.4 Each Borrower hereby represents and warrants to Bank, and acknowledges that Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) Borrower has carefully read this Amendment and the contents hereof are known and understood by Borrower, and this Amendment is signed by Borrower freely and without duress.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Each Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective only upon (a) the due execution and delivery to Bank of this Amendment by each other party hereto, and (b) Borrowers’ payment to Bank of a further forbearance fee in an amount equal to $5,000.

11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.

12. JURY TRIAL WAIVER. BANK AND BORROWERS EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AMENDMENT OR THE LOAN

AGREEMENT, THE CREDIT EXTENDED THEREUNDER, ANY COLLATERAL PROPERTY SECURING SUCH CREDIT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT OR THE LOAN AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		ACT Teleconferencing, Inc.

By:		By:
Name:	TO COME	Name:	TO COME
Title:	Relationship Manager	Title:	CFO

BORROWER		BORROWER

ACT Teleconferencing Services, Inc.		ACT Videoconferencing, Inc

By:		By:
Name:	TO COME	Name:	TO COME
Title:	CFO	Title:	CFO

BORROWER		BORROWER

ACT Proximity, Inc.		ACT Research, Inc.

By:		By:
Name:	TO COME	Name:	TO COME
Title:	CFO	Title:	CFO